UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 10, 2017

BREKFORD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:
On February 13, 2016, Brekford Corporation, a Delaware corporation filed a Current Report on Form 8-K (the “8-K”). This Amendment No. 1 to the 8-K amends and restates the 8-K.
Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On February 10, 2017, Brekford Corporation, a Delaware corporation (“Brekford” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”). The Merger Agreement provides that Brekford and KeyStone will each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of a newly-formed company, Novume Solutions, Inc., a Delaware corporation (“Novume”). Under one merger transaction (the “Brekford Merger”), one wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume. Under a separate merger transaction (the “KeyStone Merger”), KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger. The time at which the Mergers are completed in accordance with the Merger Agreement is referred to as the “Effective Time”. As soon as practicable after the Effective Time, Brekford will change its name to “Brekford Traffic Safety, Inc.” and KeyStone Merger Sub will change its name to “KeyStone Solutions, Inc.”

Merger Consideration
As consideration for the Mergers, each outstanding share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) immediately prior to the Effective Time will become convertible into and exchangeable for 1/15th of a share of common stock, par value $0.0001 per share, of Novume (“Novume Common Stock” and such ratio, the “Brekford Exchange Ratio”). Each outstanding share of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”) immediately prior to the Effective Time, will become convertible into and exchangeable for 1.9975 shares of Novume Common Stock, and each outstanding share of the Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of KeyStone (“KeyStone Preferred Stock”) will become convertible into and exchangeable for 1.9975 shares of the Series A Cumulative Convertible Redeemable Preferred Stock of Novume (“Novume Preferred Stock” and such ratio, the “KeyStone Exchange Ratio”). The outstanding warrants and options to purchase shares of Brekford Common Stock and KeyStone Common Stock, as applicable, shall be exchanged for warrants and options to purchase Novume Common Stock at the Brekford Exchange Ratio or the KeyStone Exchange Ratio, as applicable. Collectively, the forgoing is referred to herein as the “Merger Consideration”.
The Merger Consideration, and each of the Brekford Exchange Ratio and the KeyStone Exchange Ratio, were determined so that, immediately after the Effective Time, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Closing Conditions

The closing of the Merger Agreement (the “Closing”) will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of the Merger Agreement or as soon thereafter as practicable, but not later than June 1, 2017, unless otherwise mutually agreed by Brekford and KeyStone.
One closing condition is that each of Brekford and KeyStone receive all stockholder approvals and corporate approvals required by the Delaware General Corporations Code and the organizational documents of each company to complete the Mergers. This satisfaction of this condition is assured. On February 10, 2017, the board of directors of Brekford (the “Brekford Board”) authorized and approved the Mergers and the adoption of the Merger Agreement. On the same day, Chandra Brechin, a member of Brekford’s Board of Directors, Scott Rutherford, Brekford’s Chief Strategic Officer and a member of its Board of Directors and Robert West, a member of the Board of Directors of Brekford who own an aggregate of 25,712,787 shares of Brekford Common Stock, which represent approximately 52.13% of the issued and outstanding shares of Brekford's Common Stock entered into separate agreements (“Voting Agreements”) with Brekford pursuant to which they separately agreed with Brekford to vote all of their shares in favor of the Brekford Merger and against any action or transaction that would delay or compromise the ability of Brekford to effectuate the Mergers. On February 9, 2017, the board of directors of KeyStone (the “KeyStone Board”) authorized and approved the Mergers and the adoption of the Merger Agreement. On the same date, certain holders of more than 51% of the issued and outstanding shares of KeyStone Common Stock entered into Voting Agreements with KeyStone, and such holders indeed delivered written consents to KeyStone approving the Mergers and adopt the Merger Agreement.

A second closing condition requires Novume to prepare and file a Registration Statement on Form S-4 (the “Registration Statement”), which shall be declared effective by the Securities and Exchange Commission (the “SEC”) prior to the Effective Time, registering the Merger Consideration. This shall not include registration of the options issuable as Merger Consideration in exchange for options previously received by stockholders of Brekford under Brekford’s 2008 Director’s Compensation Plan or stockholders of KeyStone under KeyStone’s 2016 Equity Award Plan, which are intended to be registered separately on a Registration Statement on Form S-8 after the Effective Time. The Registration Statement will include an information statement of Brekford, which Brekford shall distribute to its stockholders in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Effective Time. In furtherance of this condition, Novume filed the Registration Statement with the SEC on February 10, 2017. The Registration Statement remains subject to the SEC’s review and comment, and to amendment, as appropriate, by Novume.

Brekford is required to sell 81% of the assets and liabilities related to its vehicle services business (the “Upfitting Business”) and to use all proceeds from such disposition to repay all indebtedness of Brekford. In furtherance of this condition, on February 6, 2017, Brekford entered into that certain previously-disclosed Contribution and Unit Purchase Agreement (the “Purchase Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

Finally, prior to the Effective Time, Novume shall enter into five-year employment agreements with each of Scott Rutherford, Brekford’s current Chief Strategy Officer, and Rodney Hillman, Brekford’s current President and Chief Operating Officer (the “Employment Agreements”). Pursuant to the Merger Agreement Mr. Rutherford shall serve as Chief Technology Officer and Mr. Hillman shall serve as President and Chief Operating officer of Brekford Traffic Safety, Inc.

Under the Merger Agreement, Novume shall use its best efforts, as soon as practicable after the Effective Time, to obtain listings for Novume Common Stock, Novume Preferred Stock and certain warrants to purchase Novume Common Stock on a national stock exchange, or, alternatively, to obtain quotations for such securities on the OTCQX.

Leadership of Novume

The leadership of Novume shall be substantially comprised of the current management of KeyStone. Robert A. Berman, the current Chief Executive Officer of KeyStone, shall serve as the Chief Executive Officer of Novume. Harry Rhulen, the current President of KeyStone, shall serve as the President of Novume. Riaz Latifullah, the current Chief Financial Officer of KeyStone, shall serve as the Chief Financial Officer of Novume. Suzanne Loughlin, the current General Counsel and Chief Administrative Officer of KeyStone, shall serve as the General Counsel and Chief Administrative Officer of Novume. James McCarthy, the current Chief Strategy Officer of KeyStone, shall serve as the Chief Strategy Officer of Novume.
At the Effective Time, the Board of Directors of Novume (the “Novume Board”), shall have seven (7) members, four (4) of whom shall be independent within the meaning of the Exchange Act, and the national stock exchange to which Novume intends to apply for listings of the Novume securities indicated above. Six (6) members of the Novume Board shall be designated by KeyStone, and one (1) member of the Novume Board shall be designated by Brekford, subject to the approval of KeyStone. The members designated by KeyStone are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord, Paul DeBary and one additional independent director who shall be designated by KeyStone prior to the Effective Time. The member to be designated by Brekford shall be independent, as provided herein, and shall be subject to the approval by KeyStone; such member shall be identified by Brekford and approved by KeyStone prior to the Effective Time. As of the date hereof, Glenn Goord and Paul DeBary are independent as provided herein, and shall so remain, as and at the Effective Time.

Termination Fee
If (i) the Merger Agreement (A) is terminated by KeyStone due to the withdrawal of the recommendation of the Merger Agreement by the board of directors of Brekford (the “Brekford Board”), or by Brekford or KeyStone because of the failure to obtain the requisite Brekford stockholders’ approval, or (B) is terminated as a result of Brekford’s material breach of its obligations with regard to Closing and to filing and distributing of the Registration Statement required for the transaction, which breach is not cured within thirty (30) days after notice thereof to Brekford, and (ii) at the time of such termination there shall have been an Acquisition Proposal (as defined in the Merger Agreement) involving Brekford or any of its subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination), Brekford shall pay KeyStone a termination fee of $250,000 (the “Termination Fee”). The Termination Fee shall be payable in cash at the date of termination.
The foregoing information is a summary of the Merger Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Merger Agreement for a complete understanding of the terms and conditions associated with this transaction.
Item 8.01. Other Events

On February 13, 2017, Brekford issued the press release annexed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
10.1	Agreement and Plan of Merger dated February 10, 2017, among Novume Solutions, Inc., KeyStone Solutions, Inc., Brekford Corp., KeyStone Merger Sub, Inc., and Brekford Merger Sub, Inc.
99.1	Press release, dated February 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: February 14, 2017	By:	/s/ Rodney Hillman
Name: Rodney Hillman
Title: President and Chief Operating Officer